                                                                     Exhibit 4.6

                                               Confidential Treatment Requested:
 The portions of this document marked by "xxxxx" have been omitted pursuant to a request for confidential treatment and have been filed separately with the
                                              Securities and Exchange Commission

                                                                ALLEN & GLEDHILL
                                                          ADVOCATES & SOLICITORS

CONFORMED COPY

                             Dated 23 December 2004

                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD.
                                   AS BORROWER

                                       and

                   OVERSEA-CHINESE BANKING CORPORATION LIMITED
                       SUMITOMO MITSUI BANKING CORPORATION
                                   AS ARRANGER

                                       and

              SUMITOMO MITSUI BANKING CORPORATION, SINGAPORE BRANCH
                                 ACTING AS AGENT

                               FACILITY AGREEMENT

                                                ALLEN & GLEDHILL
                                                ONE MARINA BOULEVARD #28-00
                                                SINGAPORE 018989

                               TABLE OF CONTENTS

CLAUSE                                                      PAGE
  1.      DEFINITIONS AND INTERPRETATION.................     1
  2.      THE FACILITIES.................................    10
  3.      PURPOSE........................................    11
  4.      CONDITIONS OF UTILISATION......................    11
  5.      UTILISATION....................................    11
  6.      REPAYMENT......................................    12
  7.      PREPAYMENT AND CANCELLATION....................    12
  8.      INTEREST.......................................    14
  9.      INTEREST PERIODS...............................    15
 10.      CHANGES TO THE CALCULATION OF INTEREST.........    16
 11.      FEES...........................................    17
 12.      TAX GROSS UP AND INDEMNITIES...................    17
 13.      INCREASED COSTS................................    19
 14.      OTHER INDEMNITIES..............................    21
 15.      MITIGATION BY THE LENDERS......................    22
 16.      COSTS AND EXPENSES.............................    22
 17.      REPRESENTATIONS................................    23
 18.      INFORMATION UNDERTAKINGS.......................    25
 19.      FINANCIAL COVENANTS............................    26
 20.      GENERAL UNDERTAKINGS...........................    27
 21.      EVENTS OF DEFAULT..............................    31
 22.      CHANGES TO THE LENDERS.........................    34
 23.      CHANGES TO THE BORROWER........................    38
 24.      ROLE OF THE AGENT AND THE ARRANGER.............    38
 25.      CONDUCT OF BUSINESS BY THE FINANCE PARTIES.....    43
 26.      SHARING AMONG THE LENDERS......................    44
 27.      PAYMENT MECHANICS..............................    45
 28.      SET-OFF........................................    47
 29.      NOTICES........................................    47
 30.      CALCULATIONS AND CERTIFICATES..................    49
 31.      PARTIAL INVALIDITY.............................    49
 32.      REMEDIES AND WAIVERS...........................    49
 33.      AMENDMENTS AND WAIVERS.........................    49
 34.      COUNTERPARTS...................................    50
 35.      GOVERNING LAW..................................    50

                                  THE SCHEDULES

SCHEDULE                                                    PAGE
SCHEDULE 1 The Original Lenders..........................    51
SCHEDULE 2 Conditions precedent..........................    52
SCHEDULE 3 Requests......................................    53
SCHEDULE 4 Form of Transfer Certificate..................    55
SCHEDULE 5 Form of Compliance Certificate................    57

SCHEDULE                                                                                PAGE
SCHEDULE 6  Form of Lender Accession Notice(s) and Commitment Increase Notice(s).....    58
SCHEDULE 7 Timetables................................................................    60

THIS AGREEMENT is dated 23 December 2004 and made between:

(1)   CHARTERED SEMICONDUCTOR MANUFACTURING LTD. (the "BORROWER");

(2) OVERSEA-CHINESE BANKING CORPORATION LIMITED and SUMITOMO MITSUI BANKING CORPORATION, (whether acting individually or together, the "ARRANGER");

(3) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (the "ORIGINAL LENDERS"); and

(4) SUMITOMO MITSUI BANKING CORPORATION, SINGAPORE BRANCH, as agent of the other finance parties (the "AGENT").

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this Agreement:

      "ACCEDING LENDER" means any financial institution which has executed a Lender Accession Notice.

      "ACCESSION DATE" means, in relation to a Lender Accession Notice executed and delivered by an Acceding Lender, the date specified (and defined) as such in that Lender Accession Notice, being the date on and from which that Acceding Lender's undertaking, to be bound by this Agreement as if it had originally been a party hereto with the Facility B Commitment specified therein, takes or is to take effect.

      "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

      "ASSOCIATED COMPANY" means, in relation to the Borrower, a corporation in respect of which the Borrower beneficially owns, directly or indirectly, at least 20 per cent. of the whole of its issued and paid-up capital.

      "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

      "AVAILABILITY PERIOD" means:

      (a) in relation to Facility A, the period from and including the date of this Agreement to and including the date which is three Months after the date of this Agreement; and

      (b) in relation to Facility B, the period from and including the date of this Agreement to and including the date which is 12 Months after the date of this Agreement.

      "AVAILABLE COMMITMENT" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

      (a) the amount of its participation in any outstanding Loans under that Facility; and

      (b) in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date.

      "AVAILABLE FACILITY" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

      "BREAK COSTS" means the amount (if any) by which:

      (a) the interest (which shall exclude the Margin in the computation of Break Costs for the purposes of a prepayment pursuant to Clause 7.1(c)) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds:

      (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

      "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in Singapore and London and (in relation to any date for payment or purchase of US Dollars) New York City.

      "COMMITMENT" means a Facility A Commitment or Facility B Commitment.

      "COMMITMENT INCREASE" means the increase, by a Lender of its Facility B Commitment, pursuant to that Facility B Lender's delivery of its Commitment Increase Notice pursuant to Clause 22.8 (Commitment Increase) or, as the case may be, the amount specified (and defined) as such in that Commitment Increase Notice.

      "COMMITMENT INCREASE DATE" means, in relation to a Commitment Increase Notice executed and delivered by a Facility B Lender, the date specified (and defined) as such in that Commitment Increase Notice, being the date on and from which that Facility B Lender's undertaking, to be bound by this Agreement as if it had originally been a party hereto with the Facility B Commitment in the amount equal to the Aggregate Facility B Commitment specified (and defined) therein, takes or is to take effect.

      "COMMITMENT INCREASE NOTICE" means a notice executed and delivered by any Facility B Lender to the Agent, substantially in the form set out in Part II of Schedule 6 (Form of Lender Accession Notice(s) and Commitment Increase Notice(s)).

      "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

      "CONSOLIDATED NET WORTH" has the meaning given to it in Clause 19 (Financial Covenants).

      "CONSOLIDATED TOTAL GROSS DEBT" has the meaning given to it in Clause 19 (Financial Covenants).

      "CSP AGREEMENT" means the Credit Agreement dated 28 September 2000 made between (1) Chartered Silicon Partners Pte Ltd, (2) the lead arrangers named therein, (3) the arrangers named therein, (4) the co-arranger named therein, (5) the lead manager named therein, (6) the manager named therein, (7) the guarantor banks named therein, (8) the lending banks named therein, (9) the agent named therein and (10) the security trustee named therein.

      "CSP DEBT SERVICE RESERVE ACCOUNT" means the deposit account opened and maintained by the Borrower with the DSRA Account Bank (as defined in the CSP Agreement), in accordance with the terms of the CSP Agreement.

      "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period and/or the giving of notice) be an Event of Default.

      "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 21 (Events of Default).

      "EX-IM BANK" means the Export-Import Bank of the United States and includes its successors in title.

      "EX-IM BANK FACILITY" means the US$652,000,000 loan guarantee facility granted or to be granted to the Borrower by Ex-Im Bank, to support the funding provided or to be provided by J P Morgan Chase Bank, N.A. to finance the export of equipment and supply of services to the Borrower to build Phase I of Fab 7.

      "EX-IM BANK FACILITY ANTICIPATION ACCOUNT" means an account or accounts opened and maintained or to be opened and maintained by the Borrower with a financial institution nominated by the Borrower and reasonably acceptable to Ex-Im Bank, in accordance with the terms of the Ex-Im Bank Facility.

      "FAB 7" means a silicon wafer fabrication facility in Singapore, owned by the Borrower and designated as such by the Borrower.

      "FACILITY" means Facility A or Facility B.

      "FACILITY A" means the term loan facility made available under this Agreement as described in Clause 2.1(a).

      "FACILITY A COMMITMENT" means:

      (a) in relation to an Original Lender, the amount in US Dollars set opposite its name under the heading "Facility A Commitment" in
            Schedule 1 (The Original Lenders) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

      (b) in relation to any other Facility A Lender, the amount of any Facility A Commitment transferred to it under this Agreement,

      in each case, to the extent not cancelled, reduced or transferred by it under this Agreement.

      "FACILITY A LOAN" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

      "FACILITY A LENDER" means:

      (a)   any Original Lender; and

      (b) any bank or financial institution which has become a Facility A Lender in accordance with Clause 22 (Changes to the Lenders),

      which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

      "FACILITY B" means the term loan facility made available under this Agreement as described in Clause 2.1(b).

      "FACILITY B COMMITMENT" means:

      (a) in relation to any Acceding Lender, the amount in US Dollars specified in any Lender Accession Notice delivered pursuant to Clause 22.7 (Acceding Lender);

      (b) in relation to any Facility B Lender which has executed and delivered any Commitment Increase Notice(s), the amount specified (and defined) as the Aggregate Facility B Commitment in the last Commitment Increase Notice executed by that Facility B Lender; and

      (c) in relation to any other Facility B Lender, the amount in US Dollars of any Facility B Commitment transferred to it under this Agreement,

      in each case, to the extent not cancelled, reduced or transferred by it under this Agreement.

      "FACILITY B LOAN" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

      "FACILITY B LENDER" means any bank or financial institution which has become a Facility B Lender in accordance with Clause 22 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

      "FACILITY OFFICE" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

      "FEE LETTER" means any letter or letters dated on or about the date of this Agreement between the Arranger and the Borrower (or the Agent and the Borrower) setting out any of the fees referred to in Clause 11 (Fees).

      "FINANCE DOCUMENT" means this Agreement, any Fee Letter and any other document designated as such by the Agent and the Borrower.

      "FINANCE PARTY" means the Agent, the Arranger or a Lender.

      "FINANCIAL INDEBTEDNESS" means, in relation to any person, any indebtedness of that person for or in respect of:

      (a)   moneys borrowed by that person;

      (b) any amount raised by acceptance under any acceptance credit facility granted to that person;

      (c) any amount raised by that person pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

      (d) the amount of any liability of that person in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

      (e) receivables sold or discounted by that person (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

      (f) any amount raised by that person under any other transaction (including any forward sale or purchase agreement) required by GAAP to be shown as a borrowing in the audited consolidated balance sheet of the Group;

      (g) for the purpose of Clause 21.5 (Cross default) any derivative transaction entered into by that person in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

      (h)   shares of that person which are expressed to be redeemable;

      (i) for the purpose of Clause 21.5 (Cross default) any counter-indemnity obligation of that person in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

      (j) the amount of any liability of that person in respect of any guarantee or indemnity given by that person for any indebtedness of any other person for or in respect of the items referred to in paragraphs (a) to (f) and in paragraph (h) above in relation to such other person.

      "GAAP" means generally accepted accounting principles, standards and practices in the United States.

      "GOVERNMENTAL AGENCY" means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under any law or regulation).

      "GROUP" means the Borrower and its Subsidiaries for the time being.

      "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

      "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

      "INTERNATIONAL INVESTMENT SECURITIES" means any bonds, notes, debentures, debenture stocks, loan stocks, certificates or other instruments evidencing indebtedness (excluding, for the avoidance of any doubt, any loans from banks or other financial institutions or lenders) with a maturity of greater than one year and which (a) are, or are intended to be, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market) and
      (b) either (i) are by their terms payable, or confer a right to receive payment, in any currency other than Singapore Dollars or (ii) are denominated in Singapore Dollars and in respect of which more than 50 per cent. of the aggregate principal amount of the offering of such International Investment Securities is initially distributed outside Singapore by or with the consent of the Borrower.

      "LENDER" means a Facility A Lender or a Facility B Lender.

      "LENDER ACCESSION NOTICE" means a notice executed and delivered by any Acceding Lender to the Agent, substantially in the form set out in Part I of Schedule 6 (Form of Lender Accession Notice(s) and Commitment Increase Notice(s)).

      "LIBOR" means, in relation to any Loan:

      (a)   the applicable Screen Rate; or

      (b) (if no Screen Rate is available for US Dollars for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in US Dollars for a period comparable to the Interest Period for that Loan.

      "LOAN" means a Facility A Loan or a Facility B Loan.

      "MAJORITY LENDERS" means:

      (a) if there are no Loans then outstanding, a Lender or Lenders (or, if the Total Commitments do not exceed US$250,000,000 and there is more than one Lender, then two or more Lenders) whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

      (b) at any other time, a Lender or Lenders (or, if the Total Commitments do not exceed US$250,000,000 and there is more than one Lender, then two or more Lenders) whose participations in the Loans then outstanding aggregate more than 662/3% of all the Loans then outstanding.

      "MARGIN" means XXXXX per cent. per annum.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on:

      (a) the financial condition or business of the Borrower or on the consolidated financial condition or business of the Group taken as a whole; or

      (b) the ability of the Borrower to perform and comply with its payment or other material obligations under any Finance Document.

      "MATERIAL SUBSIDIARY" means any of the Borrower's Subsidiaries whose consolidated net revenues or consolidated net assets (as shown on the most recent audited consolidated financial statements of such Subsidiary), represents 10 per cent. or more of the consolidated net revenues or, as the case may be, the consolidated net assets of the Borrower, as shown on the most recent audited consolidated financial statements of the Borrower.

      "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

      (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

      (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

      The above rules will only apply to the last Month of any period.

      "ORIGINAL FINANCIAL STATEMENTS" means the audited consolidated financial statements of the Group for the financial year ended 31 December 2003.

      "PARTY" means a party to this Agreement.

      "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period.

      "REFERENCE BANKS" means the principal London offices of Oversea-Chinese Banking Corporation Limited, Sumitomo Mitsui Banking Corporation and Bank of America, National Association or such other banks as may, by the mutual agreement between the Agent and the Borrower, be appointed by the Agent.

      "REPAYMENT DATES" means the dates which are 30, 36, 42, 48, 54 and 60 Months after the first Utilisation Date.

      "REPEATING REPRESENTATIONS" means each of the representations set out in Clauses 17.1 (Status) to 17.4 (Power and authority), 17.7 (No default) and
      17.10 (Pari passu ranking) to 17.12 (No proceedings pending or threatened).

      "SCREEN RATE" means the British Bankers' Association Interest Settlement Rate for US Dollars for the relevant period, currently displayed on page 3750 of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

      "SECURITY" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

      "SELECTION NOTICE" means a notice substantially in the form set out in
      Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

      "SINGAPORE DOLLARS" or "S$" means Singapore dollars.

      "SPECIFIED TIME" means a time determined in accordance with Schedule 7 (Timetables).

      "SUBSIDIARY" means a subsidiary within the meaning of section 5 of the Companies Act, Chapter 50 of Singapore.

      "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

      "TEMASEK" means Temasek Holdings (Private) Limited, registration number 197401143C.

      "TERMINATION DATE" means the date falling 60 Months after the first Utilisation Date.

      "TOTAL COMMITMENTS" means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments.

      "TOTAL FACILITY A COMMITMENTS" means the aggregate of the Facility A Commitments, being US$200,000,000 at the date of this Agreement.

      "TOTAL FACILITY B COMMITMENTS" means the aggregate of the Facility B Commitments.

      "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

      "TRANSFER DATE" means, in relation to a transfer, the later of:

      (a)   the proposed Transfer Date specified in the Transfer Certificate;
            and

      (b)   the date on which the Agent executes the Transfer Certificate.

      "UNENCUMBERED ASSETS" means, at any time, the assets of the Borrower which are not subject to any Security.

      "UNPAID SUM" means any sum due and payable but unpaid by the Borrower under the Finance Documents.

      "US DOLLARS" or "US$" means United States dollars.

      "UTILISATION" means a utilisation of a Facility.

      "UTILISATION DATE" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

      "UTILISATION REQUEST" means a notice substantially in the form set out in
      Part I of Schedule 3 (Requests).

1.2   CONSTRUCTION

      (a) Unless a contrary indication appears, any reference in this Agreement to:

            (i) the "AGENT", the "ARRANGER", any "FINANCE PARTY", any "LENDER", the "BORROWER" or any "PARTY" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

            (ii) "ASSETS" includes present and future properties, revenues and rights of every description;

            (iii) one person being "CONTROLLED" by another means that that other person (aa) owns directly or indirectly, more than 50 per cent. of the whole of the issued share capital of any class of the share capital of the Borrower which confers voting rights or voting powers upon the holders of the share capital of such class to the extent of their respective shareholdings or (bb) has the ability, directly or indirectly, to influence any decision of, or to direct or cause the direction of the management and policies (including operations and maintenance decisions) of that person;

            (iv) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

            (v) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

            (vi) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

            (vii) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, which is generally complied with by those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other relevant authority or organisation;

            (viii) a provision of law is a reference to that provision as amended or re-enacted; and

            (ix)  a time of day is a reference to Singapore time.

      (b)   Clause and Schedule headings are for ease of reference only.

      (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice or certificate given under or in connection with any Finance Document has the same meaning in that Finance Document, notice or certificate as in this Agreement.

      (d)   A Default is "CONTINUING" if it has not been remedied or waived.

1.3   THIRD PARTY RIGHTS

      (a) Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or to enjoy the benefit of any term of this Agreement.

      (b) Notwithstanding any terms of this Agreement the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Agreement.

2.    THE FACILITIES

2.1   THE FACILITIES

      Subject to the terms of this Agreement:

      (a) the Facility A Lenders make available to the Borrower a term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

      (b) the Facility B Lenders make available to the Borrower a term loan facility in an aggregate amount equal to the Total Facility B Commitments.

2.2   FINANCE PARTIES' RIGHTS AND OBLIGATIONS

      (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

      (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt.

      (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.    PURPOSE

3.1   PURPOSE

      The Borrower shall apply all amounts borrowed by it under each Facility towards (a) repaying its existing borrowings or (b) its working capital requirements.

3.2   MONITORING

      No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.    CONDITIONS OF UTILISATION

4.1   INITIAL CONDITIONS PRECEDENT

      The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2   FURTHER CONDITIONS PRECEDENT

      The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

      (a)   no Default is continuing or would result from the proposed Loan; and

      (b) the Repeating Representations to be made by the Borrower are true in all material respects.

5. UTILISATION

5.1   DELIVERY OF A UTILISATION REQUEST

      The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time (or such later time as the Lenders participating in that Facility may agree).

5.2   COMPLETION OF A UTILISATION REQUEST

(a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

      (i)   it identifies the Facility to be utilised;

      (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

      (iii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

      (iv) the proposed Interest Period complies with Clause 9 (Interest Periods); and

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

      (v) it specifies the account and bank (which must be in New York City) to which the proceeds of the Utilisation are to be credited.

(b)   Only one Loan may be requested in each Utilisation Request.

5.3   CURRENCY AND AMOUNT

      (a)   The currency specified in a Utilisation Request must be US Dollars.

      (b) The amount of the proposed Loan must be a minimum of US$10,000,000 or a higher integral multiple of US$2,000,000 or, if less, the Available Facility and in any event such that it is less than or equal to the Available Facility.

5.4   LENDERS' PARTICIPATION

      (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

      (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

      (c) The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

6.    REPAYMENT

6.1   REPAYMENT OF LOANS

      The Loans outstanding at the end of the Availability Period shall be repaid in six equal semi-annual instalments. One instalment shall fall due on each Repayment Date.

6.2   REBORROWING

      The Borrower may not reborrow any part of a Facility which is repaid.

7.    PREPAYMENT AND CANCELLATION

7.1   ILLEGALITY

      If it becomes unlawful in Singapore or the jurisdiction of its head office or its Facility Office for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

      (a) that Lender shall promptly notify the Agent upon becoming aware of that event;

      (b) upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

      (c) the Borrower shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

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

7.2   CHANGE OF CONTROL

      If Temasek ceases (a) to be (directly or indirectly) the single largest shareholder of the Borrower, (b) to control the Borrower or (c) to own (directly or indirectly) at least 30 per cent. of the ordinary issued shares of the Borrower:

      (i) the Borrower shall promptly notify the Agent upon becoming aware of that event;

      (ii) the Borrower may not deliver a Utilisation Request and no Loan shall be made available unless otherwise agreed by the Majority Lenders; and

      (iii) if the Majority Lenders so require, the Agent shall, by not less than 30 days' notice to the Borrower, cancel the Facility and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

7.3   UNDRAWN FACILITY

      Any part of a Facility which is undrawn by the Borrower at close of business in Singapore on the last day of its Availability Period shall be deemed to have been cancelled by the Borrower.

7.4   VOLUNTARY CANCELLATION

      The Borrower may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$10,000,000 or a higher integral multiple of US$1,000,000) of an Available Facility. Any cancellation under this Clause 7.4 shall reduce the Commitments of the Lenders rateably under that Facility.

7.5   VOLUNTARY PREPAYMENT OF LOANS

      (a) The Borrower may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the amount of that Loan by a minimum amount of US$10,000,000 or a higher integral multiple of US$1,000,000).

      (b)   A Loan may be prepaid on the last day of any of its Interest
            Periods.

      (c) Any prepayment under this Clause 7.5 shall satisfy the obligations under Clause 6 (Repayment) in inverse chronological order.

7.6   RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER

      (a)   IF:

            (i) any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up);

            (ii) any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or

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

            (iii) the rate notified by a Lender in relation to a particular
                  Interest Period under Clause 10.2(a)(ii) is higher than the lowest rate notified by any other Lender under that Clause,

            the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

      (b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

      (c) On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan.

7.7   RESTRICTIONS

      (a) Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

      (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

      (c) The Borrower may not reborrow any part of a Facility which is prepaid.

      (d) The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

      (e) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

      (f) If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender(s), as appropriate.

8.    INTEREST

8.1   CALCULATION OF INTEREST

      The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

      (a)   the Margin; and

      (b)   the applicable LIBOR.

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

8.2   PAYMENT OF INTEREST

      The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period.

8.3   DEFAULT INTEREST

      (a) If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 1.5 per cent. and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Agent.

      (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

            (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

            (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 1.5 per cent. and the rate which would have applied if the overdue amount had not become due.

      (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4   NOTIFICATION OF RATES OF INTEREST

      The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9.    INTEREST PERIODS

9.1   SELECTION OF INTEREST PERIODS

      (a) The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

      (b) Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

      (c) If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be six Months.

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

      (d) Subject to this Clause 9, the Borrower may select an Interest Period of one, two, three or six Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders).

      (e) An Interest Period for a Loan shall not extend beyond the Termination Date. In addition, the Borrower may select an Interest Period of less than one Month for any one or more Loans if necessary, to ensure that there are sufficient Loans which have an Interest Period ending on a Repayment Date for the Borrower to repay the instalment due on that Repayment Date.

      (f) Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

      (g) The first Interest Period for a Loan shall, subject to this Clause 9, end (in the case of the first Loan) on the date falling one, two, three or six Months thereafter, as so selected by the Borrower, and (in the case of any subsequent Loan) on the same date as the then current Interest Period relating to the first Loan.

9.2   NON-BUSINESS DAYS

      If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.   CHANGES TO THE CALCULATION OF INTEREST

10.1  ABSENCE OF QUOTATIONS

      Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2  MARKET DISRUPTION

      (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for that Interest Period shall be the rate per annum which is the sum of:

            (i)   the Margin; and

            (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

      (b)   In this Agreement "MARKET DISRUPTION EVENT" means:

            (i) at or about noon (London time) on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for US Dollars for the relevant Interest Period; or

            (ii) before close of business in Singapore on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 51 per cent. of that Loan) that the cost to it or them of obtaining matching deposits in the London interbank market would be in excess of LIBOR.

10.3  ALTERNATIVE BASIS OF INTEREST OR FUNDING

      (a) If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

      (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower:

            (i)   be binding on all Parties;

            (ii) be the basis upon which interest on each Lender's share of that Loan for that Interest Period shall be determined and paid; and

            (iii) override and replace the rate of interest, determined under
                  Clause 10.2(a) on each Lender's share of that Loan for that Interest Period.

10.4  BREAK COSTS

      (a) The Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or an Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or that Unpaid Sum.

      (b) Each Lender shall, together with its demand made pursuant to paragraph (a) above, provide a certificate confirming the amount, and setting out the computation of its Break Costs for any Interest Period in which they accrue.

11.   FEES

11.1  MANAGEMENT FEE

      The Borrower shall pay to the Agent (for the account of the Original Lenders) a management fee in the amount and at the times agreed in a Fee Letter.

11.2  AGENCY FEE

      The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.   TAX GROSS UP AND INDEMNITIES

12.1  DEFINITIONS

      (a)   In this Clause 12:

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

            "PROTECTED PARTY" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

            "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

            "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

            "TAX PAYMENT" means an increased payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

      (b) In this Clause 12 a reference to "DETERMINES" or "DETERMINED" means a determination made reasonably by the person making that determination.

12.2  TAX GROSS-UP

      (a) The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law, in which case the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

      (b) The Borrower or a Lender shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall promptly notify the Borrower.

      (c) If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

      (d) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority.

12.3        TAX INDEMNITY

      (a) The Borrower shall (within five Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines has been suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

      (b) Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

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

            (i) under the law of the jurisdiction in which that Finance Party is incorporated; or

            (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

            if that Tax is calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

      (c) A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall promptly notify the Borrower in writing.

      (d) A Protected Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Agent.

12.4  TAX CREDIT

      If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

      (a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

      (b)   that Finance Party has obtained and utilised that Tax Credit,

      the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in no better and no worse position in respect of its worldwide Tax liabilities than it would have been in had the Tax Payment not been required to be made by the Borrower.

12.5  STAMP DUTIES

      The Borrower shall, within five Business Days of demand, pay and indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6  GOODS AND SERVICES TAX

      The Borrower shall also within five Business Days of demand, in addition to any amount payable by the Borrower to the relevant Finance Party under a Finance Document, pay any goods and services, value added or similar Tax payable in respect of that amount (and references in that Finance Document to that amount shall be deemed to include any such Taxes payable in addition to it).

13.   INCREASED COSTS

13.1  INCREASED COSTS

      (a) Subject to Clause 13.3 (Exceptions) and Clause 22.2 (Conditions of assignment or transfer) the Borrower shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or its Holding Company as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation in Singapore or the jurisdiction of its head office, Facility Office or Holding Company, in each case, after the date of this Agreement or (ii) compliance with any law or regulation in Singapore or the jurisdiction of its head office, Facility Office or Holding Company made after the date of this Agreement.

      (b)   In this Agreement "INCREASED COSTS" means:

            (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Holding Company's) overall capital;

            (ii)  an additional or increased cost; or

            (iii) a reduction of any amount due and payable under any Finance
                  Document,

            which is incurred or suffered by a Finance Party or its Holding Company to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2  INCREASED COST CLAIMS

      (a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

      (b) Each Finance Party shall, together with its notification to the Agent pursuant to paragraph (a) above, provide a certificate confirming the amount of its Increased Costs.

13.3  EXCEPTIONS

      (a) Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

            (i) attributable to a Tax Deduction required by law to be made by the Borrower;

            (ii) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied); or

            (iii) attributable to the breach by the relevant Finance Party or its Holding Company of any law or regulation or is an amount which would not have been payable by the relevant Finance Party or its Holding Company but for its negligence in failing to comply with any law or regulation.

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

      (b) In this Clause 13.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 12.1 (Definitions).

14.   OTHER INDEMNITIES

14.1  CURRENCY INDEMNITY

      (a) If any sum due from the Borrower under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

            (i)   making or filing a claim or proof against the Borrower; or

            (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

            the Borrower shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

      (b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2  OTHER INDEMNITIES

      The Borrower shall, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

      (a)   the occurrence of any Event of Default;

      (b) a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 26 (Sharing among the Lenders);

      (c) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

      (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3  INDEMNITY TO THE AGENT

      The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

      (a) investigating (after consultation with the Borrower) any event which it reasonably believes is a Default; or

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

      (b) acting or relying on any notice, request or instruction purportedly by the Borrower which it reasonably believes to be genuine, correct and appropriately authorised.

15.   MITIGATION BY THE LENDERS

15.1  MITIGATION

      (a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

      (b) Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

15.2  LIMITATION OF LIABILITY

      (a) The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

      (b) A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so is likely to be prejudicial to it.

16.   COSTS AND EXPENSES

16.1  TRANSACTION EXPENSES

      The Borrower shall within five Business Days of demand pay the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

      (a) this Agreement and any other Finance Documents referred to in this Agreement; and

      (b) any other Finance Documents executed after the date of this Agreement.

16.2  AMENDMENT COSTS

      If the Borrower requests an amendment, waiver or consent, the Borrower shall, within five Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request.

16.3  ENFORCEMENT COSTS

      The Borrower shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance

      Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

17.   REPRESENTATIONS

      The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.1  STATUS

      (a) It is a corporation, duly incorporated and validly existing under the law of Singapore.

      (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

17.2  BINDING OBLIGATIONS

      The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

17.3  NON-CONFLICT WITH OTHER OBLIGATIONS

      The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

      (a)   any law or regulation applicable to it;

      (b)   its constitutional documents; or

      (c) any agreement or instrument binding upon it or any of its assets or (to an extent which would have a Material Adverse Effect on it) any of its Subsidiaries or any of its Subsidiaries' assets.

17.4  POWER AND AUTHORITY

      It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the transactions contemplated by those Finance Documents.

17.5  VALIDITY AND ADMISSIBILITY IN EVIDENCE

      All Authorisations required:

      (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents; and

      (b)   to make the Finance Documents admissible in evidence in Singapore,

      have been obtained or effected and are in full force and effect.

17.6  NO FILING OR STAMP TAXES

      It is not necessary, under Singapore law, that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any

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

      stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

17.7  NO DEFAULT

      (a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

      (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which, in each case, might reasonably be expected to have a Material Adverse Effect.

17.8  NO MISLEADING INFORMATION

      (a) Any material written factual information provided by it in relation to this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

      (b) Nothing has occurred or been omitted from the factual information so provided that results in the information referred to in paragraph
            (a) above provided by it being untrue or misleading in any material respect.

17.9  FINANCIAL STATEMENTS

      (a) Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

      (b) Its Original Financial Statements give a true and fair view of its consolidated financial condition and operations as at the end of and for the relevant financial year.

      (c) There has been no change in its financial condition (or the consolidated financial condition of the Group) since 30 September 2004 which has a material adverse effect on the ability of the Borrower to perform and comply with its payment or other material obligations under this Agreement.

17.10 PARI PASSU RANKING

      Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law in Singapore applying to companies generally.

17.11 WINDING-UP

      No meeting has been convened for the winding-up of it or any of its Subsidiaries or for the appointment of a receiver, trustee, judicial manager, administrator, administrative receiver, compulsory manager or other similar officer of it, any of its Subsidiaries or any of their respective assets, no such step is intended by it or any of its Subsidiaries and, so far as it is aware, no petition, application or the like is outstanding for the winding-up of it or any of its Subsidiaries or for the appointment of a receiver, trustee, judicial manager, administrator, administrative receiver, compulsory manager or other similar officer of it, any of its Subsidiaries or any of their respective assets or any of them.

17.12 NO PROCEEDINGS PENDING OR THREATENED

      No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

17.13 REPETITION

      The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and on the first day of each Interest Period.

18.   INFORMATION UNDERTAKINGS

      The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1  FINANCIAL STATEMENTS

      The Borrower shall supply to the Agent in sufficient copies for all the
      Lenders:

      (a) as soon as the same become available, but in any event within 180 days after the end of each of its financial years, its audited consolidated financial statements for that financial year; and

      (b) as soon as the same become available, but in any event within 60 days after the end of each quarter of each of its financial years, its unaudited consolidated financial statements for that financial quarter.

18.2  COMPLIANCE CERTIFICATE

      (a) The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to Clause 18.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 19 (Financial Covenants) as at the date as at which those financial statements were drawn up.

      (b) Each Compliance Certificate shall be signed by a director or an authorised signatory of the Borrower.

18.3  REQUIREMENTS AS TO FINANCIAL STATEMENTS

      (a) Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 (Financial statements) shall (unless certified by the Borrower's auditors) be certified by a director, an authorised signatory or senior officer on its behalf as giving a true and fair view of its consolidated financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up.

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

      (b) The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using GAAP.

18.4  INFORMATION: MISCELLANEOUS

      The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

      (a) all documents despatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;

      (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which would, if adversely determined, be reasonably expected to have a Material Adverse Effect; and

      (c) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request, except to the extent that:

            (i) disclosure of such information would breach any law, regulation or stock exchange requirement; or

            (ii) where the Borrower is of the reasonable opinion that the information is of a price-sensitive nature or is of a proprietary nature and its disclosure would be prejudicial to any member of the Group,

            Provided that such information shall be promptly supplied to the Agent, in accordance with this Clause 18.4 in the event that it should subsequently request for the same if, at the time of such subsequent request, the Borrower has determined in good faith that
            (A) such disclosure would not result in such a breach or, as the case may be, (B) such opinion no longer applies.

18.5  NOTIFICATION OF DEFAULT

      (a) The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

      (b) Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by a director, an authorised signatory or a senior officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.   FINANCIAL COVENANTS

19.1  FINANCIAL CONDITION

      The Borrower shall ensure that:

      (a) Consolidated Net Worth will not at any time be less than US$1,000,000,000; and

      (b) Consolidated Total Gross Debt will not at any time exceed 180 per cent. of Consolidated Net Worth.

19.2  FINANCIAL COVENANT CALCULATIONS

      (a) Consolidated Net Worth and Consolidated Total Gross Debt shall be calculated and interpreted on a consolidated basis in accordance with the GAAP applicable to the Original Financial Statements and shall be expressed in US Dollars.

      (b) Consolidated Net Worth and Consolidated Total Gross Debt shall be determined (except as needed to reflect the terms of this Clause 19) from the financial statements of the Group and Compliance Certificates delivered under Clause 18.1 (Financial statements) and Clause 18.2 (Compliance Certificate).

19.3  DEFINITIONS

      In this Clause 19.3:

      "CONSOLIDATED NET WORTH" means the aggregate of the paid-up share capital and reserves of the Borrower and its Subsidiaries or any other accounts of the Borrower and its Subsidiaries that are included as shareholders' fund, less non-monetary revaluation reserves and goodwill arising from any Major Acquisition.

      "CONSOLIDATED TOTAL GROSS DEBT" means, as at any particular time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the Financial Indebtedness of members of the Group (other than any indebtedness referred to in paragraphs (g) and (i) of the definition of Financial Indebtedness and any guarantee or indemnity in respect of that indebtedness).

      For this purpose, any amount outstanding or repayable in a currency other than US Dollars shall on that day be taken into account in its US Dollars equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the Group been prepared as at that day in accordance with the GAAP applicable to the Original Financial Statements.

      "MAJOR ACQUISITION" means an acquisition by the Borrower or any of its Subsidiaries of shares or other equity interest in an entity where the aggregate consideration for such acquisition exceeds US$300,000,000 (or its equivalent in any other currency or currencies).

20.   GENERAL UNDERTAKINGS

      The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1  AUTHORISATIONS

      The Borrower shall promptly:

      (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

      (b)   supply certified copies to the Agent of,

      any Authorisation required under any law or regulation of Singapore to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in Singapore of any Finance Document.

20.2  COMPLIANCE WITH LAWS

      The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

20.3  NEGATIVE PLEDGE

      The Borrower will not, and will procure that none of its Material Subsidiaries will, create or permit to subsist any Security upon the whole or any part of any present or future property or assets to secure the repayment of, or any guarantee or indemnity in respect of, any credit or loan facilities or International Investment Securities without (a) at the same time or prior thereto securing the Facilities equally and rateably with such securities or otherwise in a manner satisfactory to the Lenders or (b) providing such other security for the Facilities as the Lenders may deem to be not materially less beneficial Provided, however, that the foregoing restriction shall not apply to:

      (i) any Security upon the whole or a part of any property or assets of the Borrower or any of its Material Subsidiaries, which Security is to secure any indebtedness arising from credit or loan facilities or International Investment Securities issued by the Borrower or by any of its Material Subsidiaries, in each case solely for the purpose of financing the cost of the purchase, development, construction, equipping, alteration, repair or improvement of any property or assets acquired by it or them after 2 April 2001 Provided that (1) such Security is confined to such property or assets, (2) the principal amount of the International Investment Securities secured by such Security shall not exceed the aggregate amount of such cost and (3) such Security attaches to such property or assets concurrently with or within 120 days after the time of the acquisition of such property or assets or the completion of the activity being financed;

      (ii) any Security upon the whole or a part of any property or assets of the Borrower or any of its Material Subsidiaries, which Security is to secure any indebtedness evidenced by International Investment Securities existing on (1) any property or asset of any entity at the time the Borrower or one of its Subsidiaries acquire such entity after 2 April 2001, whether by merger, consolidation or otherwise or
            (2) any property or asset at the time it is acquired by the Borrower or one of its Subsidiaries after 2 April 2001 Provided that, in each case, such Security shall not have been created in contemplation of or in connection with the acquisition of such entity or, as the case may be, the acquisition of such property or asset;

      (iii) any Security upon the whole or a part of any property or assets of the Borrower or any of its Material Subsidiaries, which Security is a renewal, extension or replacement (in whole or in part) of any Security permitted in paragraphs (i) and/or (ii) above;

      (iv) the Security over the CSP Debt Service Reserve Account and the amounts from time to time deposited and held therein, created in favour of the Security Trustee under the CSP Agreement, provided that the aggregate of all amounts deposited and held in the CSP Debt Service Reserve Account shall not at any time exceed US$129,000,000;

      (v) any netting or set-off arrangement entered into by the Borrower in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

      (vi) any Security created or to be created in favour of Ex-Im Bank over the Ex-Im Bank Facility Anticipation Account and the amounts from time to time deposited and held in the Ex-Im Bank Facility Anticipation Account, provided that the aggregate of all amounts deposited and held in the Ex-Im Bank Facility Anticipation Account shall not at any time exceed US$150,000,000;

      (vii)  any Security created pursuant to any Finance Document;

      (viii) any Security created with the prior consent of the Majority Lenders; and

      (ix) any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by the Borrower or any of its Material Subsidiaries other than any permitted under this Clause 20.3) does not exceed US$300,000,000 (or its equivalent in another currency or currencies).

20.4  DISPOSALS

(a) The Borrower shall not (and shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.

(b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

      (i) made in the ordinary course of trading and operations of the disposing entity (including, without limitation, sales of products and stock-in-trade in its manufacturing business);

      (ii) made by any member of the Group on arm's length terms to another member of the Group or to an Associated Company of the Borrower;

      (iii) of assets in exchange for other assets comparable or superior as to type, value and quality;

      (iv) of obsolete or surplus assets on arm's length terms no longer required for the efficient operation of the disposing entity's business;

      (v)   made with the prior consent in writing of the Majority Lenders;

      (vi) of current receivables under or in connection with securitisation arrangements on arm's length terms and/or for valuable consideration; or

      (vii) of any assets by any member of the Group where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal of any other assets) (to the extent not permitted under paragraphs (i) to (vi) above) does not exceed (1) US$400,000,000 (or its equivalent in any other currency or currencies) in any financial year and (2) US$1,000,000,000 during the period commencing from the date of this Agreement to the date falling 60 Months from the date of this Agreement.

20.5  MERGER

      The Borrower shall not (and shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction without the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld).

20.6  CHANGE OF BUSINESS

      The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the date of this Agreement without the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld).

20.7  INSURANCE

      The Borrower shall (and shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks, and to the extent, usually insured against by prudent companies carrying on a similar business in accordance with current industry standards.

20.8  CONDUCT OF AFFAIRS

      The Borrower shall at all times carry on and conduct its affairs in a proper and efficient manner.

20.9  DEPRECIATION POLICY

      The Borrower shall, in the event of any change to its depreciation policy in relation to any of its financial statements, notify the Agent of such change and procure that its auditors deliver to the Agent a description of any changes necessary for those financial statements to reflect the depreciation policy upon which the Original Financial Statements were prepared.

20.10 UNENCUMBERED ASSETS

      The Borrower shall not create or permit to subsist any Security over any of its present or future assets if, as a consequence thereof, the book value of the Unencumbered

      Assets becomes less than US$800,000,000 (or its equivalent in any other currency or currencies).

20.11 FURTHER ASSURANCE

      The Borrower shall from time to time on request by the Agent (or by any other Finance Party through the Agent) do or procure the doing of all such acts and will execute or procure the execution of all such documents as may reasonably be considered necessary for giving full effect to each of the Finance Documents or securing to the Finance Parties the full benefits of all rights, powers and remedies conferred upon the Finance Parties in any of the Finance Documents.

21. EVENTS OF DEFAULT

      Each of the events or circumstances set out in Clause 21 is an Event of Default.

21.1  NON-PAYMENT

      The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

      (a)   its failure to pay is caused by administrative or technical error;
            and

      (b)   payment is made within two Business Days of its due date.

21.2  FINANCIAL COVENANTS

(a)   Any requirement of Clause 19 (Financial Covenants) is not satisfied.

(b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

21.3  OTHER OBLIGATIONS

(a) The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and Clause 21.2 (Financial covenants)).

(b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

21.4  MISREPRESENTATION

(a) Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b) No Event of Default under paragraph (a) above will occur if the event or circumstance resulting in the representation or statement being incorrect or misleading is capable of remedy and is remedied within 30 days of the Agent giving notice to the Borrower or the Borrower becoming aware of the representation or statement being incorrect or misleading.

21.5  CROSS DEFAULT

      (a) Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

      (b) Any Financial Indebtedness of any member of the Group is validly declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

      (c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

      (d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

      (e) No Event of Default will occur under this Clause 21.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$30,000,000 (or its equivalent in any other currency or currencies).

21.6  INSOLVENCY

      (a) The Borrower or any of its Material Subsidiaries is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

      (b) The value of the assets of the Borrower or any of its Material Subsidiaries is less than its liabilities (taking into account contingent and prospective liabilities).

      (c) A moratorium is declared in respect of any indebtedness of the Borrower or any of its Material Subsidiaries.

21.7  INSOLVENCY PROCEEDINGS

      Any corporate action, legal proceedings or other procedure or step is taken in relation to:

      (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or any of its Material Subsidiaries (other than a solvent liquidation or reorganisation of any of its Material Subsidiaries);

      (b) a composition, assignment or arrangement with any creditor of the Borrower or any of its Material Subsidiaries in relation to any indebtedness payable to that creditor;

      (c) the appointment of a liquidator (other than in respect of a solvent liquidation of the Borrower or any of its Material Subsidiaries), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Borrower or any of its Material Subsidiaries or any of its assets; or

      (d) enforcement of any Security over any assets of the Borrower or any of its Material Subsidiaries,

      or any analogous procedure or step is taken in any jurisdiction.

21.8  CREDITORS' PROCESS

      Any expropriation, attachment, sequestration, distress or execution is levied or taken out against all or a material part of the assets of the Borrower or any of its Material Subsidiaries and is not discharged within 30 days.

21.9  NATIONALISATION

      Any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Borrower or any of its Material Subsidiaries.

21.10 CESSATION OF BUSINESS

      The Borrower or any of its Material Subsidiaries ceases or threatens to cease to carry on all or a substantial part of its business.

21.11 UNLAWFULNESS

      It is or becomes unlawful for the Borrower to perform any of its payment or other material obligations under the Finance Documents.

21.12 REPUDIATION

      The Borrower repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

21.13 MATERIAL ADVERSE CHANGE

      Any event or circumstance occurs which the Majority Lenders reasonably determine might have a Material Adverse Effect.

21.14 DECLARED COMPANY

      The Borrower is declared by the Ministry of Finance to be a company to which Part IX of the Companies Act, Chapter 50 of Singapore applies.

21.15 ACCELERATION

      On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

      (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

      (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

      (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

22.   CHANGES TO THE LENDERS

22.1  ASSIGNMENTS AND TRANSFERS BY THE LENDERS

      Subject to this Clause 22, a Lender (the "EXISTING LENDER") may:

      (a)   assign any of its rights; or

      (b)   transfer by novation any of its rights and obligations,

      to another bank or financial institution (the "NEW LENDER") at the cost and expense of the Existing Lender and/or the New Lender and with prior notice to but otherwise without the prior consent of the Borrower.

22.2  CONDITIONS OF ASSIGNMENT OR TRANSFER

(a) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

(b) A transfer will only be effective if the procedure set out in Clause 22.5 (Procedure for transfer) is complied with.

(c)   If:

      (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

      (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs),

      then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

22.3  ASSIGNMENT OR TRANSFER FEE

      The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$500.

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

22.4  LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

      (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

            (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

            (ii)  the financial condition of the Borrower;

            (iii) the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

            (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

            and any representations or warranties implied by law are excluded.

      (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

            (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

            (ii) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

      (c)   Nothing in any Finance Document obliges an Existing Lender to:

            (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

            (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

22.5  PROCEDURE FOR TRANSFER

      (a) Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

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      (b)   On the Transfer Date:

            (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

            (ii) the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

            (iii) the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

            (iv)  the New Lender shall become a Party as a "Lender".

22.6  COMMITMENT INCREASE REQUEST

      (a) Subject to paragraph (e) below, the Borrower may, at any time up to (and including) the date which is 12 Months after the date of this Agreement, request the Arranger to invite (within a period of not more than 30 days) one or more banks or financial institutions (which may include any bank or financial institution specified by the Borrower in its request) willing to become an Acceding Lender or, in the case of an existing Lender, willing to agree to a Commitment Increase, to become a Facility B Lender.

      (b) If any bank or financial institution invited by the Arranger is willing to become an Acceding Lender or, in the case of an existing Lender, is willing to agree to a Commitment Increase within such 30 day period, the Arranger will notify the Borrower.

      (c) None of the Finance Parties shall have any obligation to procure a bank or financial institution to become an Acceding Lender or a Commitment Increase Lender.

      (d) The Borrower shall co-operate with and assist the Arranger with respect to its request in paragraph (a) above, including providing the Arranger with:

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

            (i) all information reasonably required by the Arranger in order to assist it in inviting any bank or financial institution to become an Acceding Lender; and

            (ii) information reasonably requested by any bank or financial institution in connection with any invitation to it to become an Acceding Lender.

      (e) The aggregate amount comprising the Facility B Commitments of all the Acceding Lenders and all the relevant Lenders agreeing to a Commitment Increase shall not at any time exceed US$100,000,000.

22.7  ACCEDING LENDER

      If the Borrower agrees that a bank or financial institution (other than an existing Lender) invited by the Arranger shall become an Acceding Lender:

      (a) the Arranger shall arrange the delivery to the Agent of a Lender Accession Notice duly executed by such bank or financial institution specifying the Accession Date and the amount of such bank's or financial institution's Facility B Commitment for the purposes of this Agreement;

      (b) on such Accession Date, such bank or financial institution shall become an Acceding Lender for the purposes of this Agreement, and the Agent, each such Acceding Lender and the other Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Acceding Lender been an original Party hereto as a Lender with a Facility B Commitment in the amount expressed in its Lender Accession Notice; and

      (c) the Borrower shall pay to the Arranger such fee as may be mutually agreed between the Borrower and the Arranger in respect of such Acceding Lender.

22.8  COMMITMENT INCREASE

      If the Borrower agrees to accept the Commitment Increase of an existing Lender pursuant to an invitation by the Arranger:

      (a) the Arranger shall arrange the delivery to the Agent of a Commitment Increase Notice duly executed by such Lender specifying the Commitment Increase Date, the Aggregate Facility B Commitment (as defined in that Commitment Increase Notice) and the Commitment Increase;

      (b) on such Commitment Increase Date, the Facility B Commitment of that existing Lender shall be (or if the existing Lender is already a Facility B Lender, shall be increased by), the amount of that Commitment Increase and the Agent, each Lender and the other Parties hereto shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the Lender agreeing to the Commitment Increase been an original Party hereto with a Facility B Commitment in the amount of the Commitment Increase or, as the case may be, the Aggregate Facility B Commitment specified (and defined) in that Commitment Increase Notice; and

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

      (c) the Borrower shall pay to the Arranger such fee as may be mutually agreed between the Borrower and the Arranger in respect of such Commitment Increase.

22.9  DISCLOSURE OF INFORMATION

      Any Finance Party and any of its officers (as defined in the Banking Act, Chapter 19 of Singapore (the "BANKING ACT")) may disclose to any of its Affiliates, head office, branches and representative offices and any other person:

      (a) (where that Finance Party is a Lender) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement (for the purpose of that assignment or transfer);

      (b) (where that Finance Party is a Lender) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower (for the purpose of that sub-participation or such other transaction);

      (c) (where that Finance Party is the Agent) who is succeeding (or may potentially succeed) that Finance Party in such capacity;

      (d) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

      (e)   to whom that Finance Party is under a duty to disclose; or

      (f) who is a person, or who belongs to a class of persons, specified in the second column of the Third Schedule to the Banking Act,

      any customer information (as defined in the Banking Act) or any other information about the Borrower, the Group and the Finance Documents as that Finance Party shall consider appropriate.

      This Clause 22.9 is not, and shall not be deemed to constitute, an express or implied agreement by any Finance Party with the Borrower for a higher degree of confidentiality than that described in Section 47 of the Banking Act and in the Third Schedule to the Banking Act.

23.   CHANGES TO THE BORROWER

      The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.   ROLE OF THE AGENT AND THE ARRANGER

24.1  APPOINTMENT OF THE AGENT

      (a) Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

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

      (b) Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2  DUTIES OF THE AGENT

      (a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

      (b) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

      (c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

      (d) If the Agent is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

      (e) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

24.3  ROLE OF THE ARRANGER

      Except as specifically provided in the Finance Documents (including, without limitation, in Clauses 22.6 (Commitment Increase Request), 22.7 (Acceding Lender) and 22.8 (Commitment Increase)), the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

24.4  NO FIDUCIARY DUTIES

      (a) Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

      (b) Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

24.5  BUSINESS WITH THE GROUP

      The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

24.6  RIGHTS AND DISCRETIONS OF THE AGENT

      (a)   The Agent may rely on:

            (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

            (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

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

      (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

            (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment)); and

            (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

      (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

      (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

      (e) The Agent may disclose to any other Party any information it believes it has received as agent under this Agreement.

      (f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

24.7  MAJORITY LENDERS' INSTRUCTIONS

      (a) Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

      (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

      (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated goods and service tax) which it may incur in complying with the instructions.

      (d) In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

      (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

24.8  RESPONSIBILITY FOR DOCUMENTATION

      Neither the Agent nor the Arranger:

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

      (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Borrower or any other person given in or in connection with any Finance Document; or

      (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

24.9  EXCLUSION OF LIABILITY

      (a) Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

      (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause. Any third party referred to in this paragraph
            (b) may enjoy the benefit of or enforce the terms of this paragraph in accordance with the provisions of the Contracts (Right of Third Parties) Act, Chapter 53B of Singapore.

      (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

24.10 LENDERS' INDEMNITY TO THE AGENT

      Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (including, but not limited to, any unpaid fees under Clause 11.2) (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document).

24.11 RESIGNATION OF THE AGENT

      (a) The Agent may resign and appoint one of its Affiliates acting through an office in Singapore as successor by giving notice to the Lenders and the Borrower.

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

      (b) Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

      (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in Singapore).

      (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

      (e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

      (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause
            24. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

      (g) After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

24.12 CONFIDENTIALITY

      (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

      (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

24.13 RELATIONSHIP WITH THE LENDERS

      The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

24.14 CREDIT APPRAISAL BY THE LENDERS

      Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

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

      (a) the financial condition, status and nature of each member of the Group;

      (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

      (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

      (d) the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

24.15 REFERENCE BANKS

      If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (with the consent of the Borrower, such consent not to be unreasonably withheld) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

24.16 DEDUCTION FROM AMOUNTS OWING

      If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

24.17 TRANSFER CERTIFICATE

      Each Party (except for the Lender and any bank or financial institution which is seeking the relevant transfer in accordance with Clause 22 (Changes to the Lenders)) irrevocably authorises the Agent to sign each Transfer Certificate on its behalf.

25.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES

      No provision of this Agreement will:

      (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

      (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

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      (c)   oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

26.   SHARING AMONG THE LENDERS

26.1  PAYMENTS TO LENDERS

      If a Lender (a "RECOVERING LENDER") receives or recovers any amount from the Borrower other than in accordance with Clause 27 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

      (a) the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery to the Agent;

      (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 27 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

      (c) the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 27.5 (Partial payments).

26.2  REDISTRIBUTION OF PAYMENTS

      The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 27.5 (Partial payments).

26.3  RECOVERING LENDER'S RIGHTS

      (a) On a distribution by the Agent under Clause 26.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

      (b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the Borrower shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

26.4  REVERSAL OF REDISTRIBUTION

      If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

      (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 26.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to the appropriate part of its share of the Sharing Payment

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            (together with an amount as is necessary to reimburse that
            Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

      (b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Lender for the amount so reimbursed.

26.5  EXCEPTIONS

      (a) This Clause 26 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

      (b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

            (i) it notified the other Lenders of the legal or arbitration proceedings; and

            (ii) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

27.   PAYMENT MECHANICS

27.1  PAYMENTS TO THE AGENT

      (a) On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or that Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

      (b) Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

27.2  DISTRIBUTIONS BY THE AGENT

      Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 27.3 (Distributions to the Borrower) and Clause 27.4 (Clawback), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency.

27.3  DISTRIBUTIONS TO THE BORROWER

      The Agent may (with the Borrower's consent or in accordance with Clause 28 (Set-Off)) apply any amount received by it for the Borrower in or towards payment (on the

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      date and in the currency and funds of receipt) of any amount due from the
      Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

27.4  CLAWBACK

      (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

      (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

27.5  PARTIAL PAYMENTS

      (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the Borrower's obligations under the Finance Documents in the following order:

            (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent or the Arranger under the Finance Documents;

            (ii) SECONDLY, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

            (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

            (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

      (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

      (c) Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

27.6  NO SET-OFF BY THE BORROWER

      All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

27.7  BUSINESS DAYS

      (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

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      (b)   During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

27.8  CURRENCY OF ACCOUNT

      (a) Subject to paragraphs (b) to (e) below, US Dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

      (b) A repayment of an Unpaid Sum or a part of an Unpaid Sum shall be made in the currency in which that Unpaid Sum is denominated on its due date.

      (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

      (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

      (e) Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency.

28.   SET-OFF

      A Finance Party may, at any time after the occurrence of an Event of Default, set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. That Finance Party shall promptly notify the Borrower of any such set-off or conversion.

29.   NOTICES

29.1  COMMUNICATIONS IN WRITING

      Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

29.2  ADDRESSES

      The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

      (a) in the case of the Borrower, that identified with its name at the end of this Agreement;

      (b) in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

      (c) in the case of the Agent, that identified with its name at the end of this Agreement,

      or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

29.3  DELIVERY

      (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

            (i)   if by way of fax, when received in legible form; or

            (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 29.2 (Addresses), if addressed to that department or officer.

      (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified below (or any substitute department or officer as the Agent shall specify for this purpose).

      (c)   All notices from or to the Borrower shall be sent through the Agent.

29.4  NOTIFICATION OF ADDRESS AND FAX NUMBER

      Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 29.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

29.5  ENGLISH LANGUAGE

(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

      (i)   in English; or

      (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30.   CALCULATIONS AND CERTIFICATES

30.1  ACCOUNTS

      In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

30.2  CERTIFICATES AND DETERMINATIONS

      Any certification or determination by a Finance Party of a rate or amount under any Finance Document shall set out the computation thereof and is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

30.3  DAY COUNT CONVENTION

      Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

31.   PARTIAL INVALIDITY

      If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

32.   REMEDIES AND WAIVERS

      No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

33.   AMENDMENTS AND WAIVERS

33.1  REQUIRED CONSENTS

      (a) Subject to Clause 33.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

      (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

33.2  EXCEPTIONS

      (a) An amendment or waiver that has the effect of changing or which relates to:

            (i)   the definition of "Majority Lenders" in Clause 1.1
                  (Definitions);

            (ii) an extension to the date of payment of any amount under the Finance Documents;

            (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

            (iv)  an increase in or an extension of any Commitment;

            (v)   a change to Clause 23 (Changes to the Borrower);

            (vi) any provision which expressly requires the consent of all the Lenders; or

            (vii) Clause 2.2 (Finance Parties' rights and obligations), Clause
                  22 (Changes to the Lenders), Clause 26 (Sharing among the Lenders), or this Clause 33,

      (b) An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Arranger.

34.   COUNTERPARTS

      Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

35.   GOVERNING LAW

      This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                   SCHEDULE 1

                              THE ORIGINAL LENDERS

Name of Original Lender                                   Facility A Commitment

Sumitomo Mitsui Banking Corporation, Singapore Branch     US$150,000,000

Oversea-Chinese Banking Corporation Limited               US$50,000,000

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

1.    THE BORROWER

(a)   A copy of the Memorandum and Articles of Association of the Borrower.

(b)   A copy of a resolution of the board of directors of the Borrower:

      (i) approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute the Finance Documents;

      (ii) authorising a specified person or persons to execute the Finance Documents on its behalf; and

      (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certificate of the Borrower (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on the Borrower to be exceeded.

(e) A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.    OTHER DOCUMENTS AND EVIDENCE

(a)   The Original Financial Statements.

(b) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

                                   SCHEDULE 3

                                    REQUESTS

                                     PART I

                               UTILISATION REQUEST

From: Chartered Semiconductor Manufacturing Ltd.

To:   Sumitomo Mitsui Banking Corporation, Singapore Branch

Dated:

Dear Sirs

                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD.
                               FACILITY AGREEMENT
                        DATED__________ (THE "AGREEMENT")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning when used in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.    We wish to borrow a Loan on the following terms:

      Proposed Utilisation Date:   [______] (or, if that is not a Business Day,
                                   the next Business Day)

      Amount:                      [______] or, if less, the Available Facility

      Interest Period:             [______]

      Facility to be utilised:     [Facility A]/[Facility B]

3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.    The proceeds of this Loan should be credited to [account].

5.    This Utilisation Request is irrevocable.

                                Yours faithfully

                            ------------------------
                            authorised signatory for

                   Chartered Semiconductor Manufacturing Ltd.

                                     PART II

                                Selection Notice

From: Chartered Semiconductor Manufacturing Ltd.

To:   Sumitomo Mitsui Banking Corporation, Singapore Branch

Dated:

Dear Sirs

                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD.
                               FACILITY AGREEMENT

                         DATED________ (THE "AGREEMENT")

1. We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning when used in this Selection Notice unless given a different meaning in this Selection Notice.

2. We refer to the following Loan[s] with an Interest Period ending on [_________].*

3. We request that the next Interest Period for the above Loan[s] is [_________].*

4.    This Selection Notice is irrevocable.

                                Yours faithfully

                            ------------------------
                            authorised signatory for

                   Chartered Semiconductor Manufacturing Ltd.

-------------
* Insert details of all Loans which have an Interest Period ending on the same date.

                                   SCHEDULE 4

                          FORM OF TRANSFER CERTIFICATE

To:   Sumitomo Mitsui Banking Corporation, Singapore Branch

      as Agent

From: [The Existing Lender] (the "EXISTING LENDER") and [The New Lender] (THE
      "NEW LENDER")

Dated:

                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD.
                               FACILITY AGREEMENT

                         DATED________ (THE "AGREEMENT")

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning when used in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.    We refer to Clause 22.5 (Procedure for transfer):

      (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 22.5 (Procedure for transfer).

      (b)   The proposed Transfer Date is [_______].

      (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 29.2 (Addresses) are set out in the Schedule.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders).

4. This Transfer Certificate shall be governed by, and construed in accordance with, the laws of Singapore.

                                  THE SCHEDULE

               COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

                            [insert relevant details]

   [Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]                                                 [New Lender]

By:                                                               By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [________].

[Agent]

By:

                                   SCHEDULE 5

                         FORM OF COMPLIANCE CERTIFICATE

To:   Sumitomo Mitsui Banking Corporation, Singapore Branch as Agent

From: Chartered Semiconductor Manufacturing Ltd.

Dated:

Dear Sirs

                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD.

                               FACILITY AGREEMENT

                        DATED_________ (THE "AGREEMENT")

1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.    We confirm that:

      (a)   as at [   ], Consolidated Net Worth was [US$ ]; and

      (b)   as at [   ], Consolidated Total Gross Debt was [ ] per cent. of
            Consolidated Net Worth.

3.    [We confirm that no Default is continuing.]*

Signed: .................

[Director] / [Authorised Signatory] of Chartered Semiconductor Manufacturing
Ltd.

----------------
* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

                                   SCHEDULE 6

      FORM OF LENDER ACCESSION NOTICE(S) AND COMMITMENT INCREASE NOTICE(S)

                    Part I - Form of Lender Accession Notice

To:   Sumitomo Mitsui Banking Corporation, Singapore Branch as Agent

Dated:

                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD.

                               FACILITY AGREEMENT

                         DATED_______ (THE "AGREEMENT")

1. We refer to the Agreement. Terms defined in the Agreement have the same meaning when used herein.

2.    This undertaking is given pursuant to Clause 22.7 of the Agreement.

3. In consideration of our being accepted as an Acceding Lender for the purposes of the Agreement, we hereby undertake and agree to be bound by
      all the provisions of the Agreement with effect on and from [    ] (the
      "ACCESSION DATE") as if we had originally been a party thereto as a Facility B Lender with a Facility B Commitment of US$[ ].

4. For the purposes of Clause 32 of the Agreement and until further notice to you, our address and telefax numbers shall be as follows:

                                Address:

                                Telefax No.

                                                    For and on behalf of
                                                    [Acceding Lender]

                                                    .....................

                      Part II - Commitment Increase Notice

To:   Sumitomo Mitsui Banking Corporation, Singapore Branch as Agent

Dated:

                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD.
                               FACILITY AGREEMENT

                         DATED_______ (THE "AGREEMENT")

1. We refer to the Agreement. Terms defined in the Agreement have the same meaning when used herein.

2.    This undertaking is given pursuant to Clause 22.8 of the Agreement.

3. In consideration of our Commitment Increase herein being accepted for the purposes of the Agreement, we hereby undertake and agree to be bound by
      all the provisions of the Agreement, with effect on and from [      ] (the
      "COMMITMENT INCREASE DATE"), as if we had originally been a party thereto with an [INCREASED] aggregate Facility B Commitment (the "AGGREGATE FACILITY B COMMITMENT") of US$[ ] (being the sum of (a) our Facility B Commitment prior to the date of this Commitment Increase Notice and (b) US$[ ] (the "COMMITMENT INCREASE")).

                                              For and on behalf of
                                              [Facility B Lender]

                                              .......................

                                   SCHEDULE 7

                                   TIMETABLES

"D -" refers to the number of Business Days before the relevant Utilisation Date/the first day of the relevant Interest Period.

Delivery of a duly completed Utilisation                 D - 5
Request (Clause 5.1 (Delivery of a                     11:00 a.m.
Utilisation Request))

Delivery of a duly completed Selection                   D - 2
Notice (Clause 9.1 (Selection of Interest              11:00 a.m.
Periods))

Agent notifies the Lenders of the Loan in                D - 3
accordance with Clause 5.4 (Lenders'                   11:00 a.m.
participation)

LIBOR is fixed                                       Quotation Day
                                             as of 11:00 a.m. (London Time)

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

THE BORROWER

CHARTERED SEMICONDUCTOR MANUFACTURING LTD.

Address:    60 Woodlands Industrial Park D, Street 2, Singapore 738406

Fax No:     6362 2909

Attention:  George Thomas

By:         /s/ CHIA SONG HWEE
            CHIEF EXECUTIVE OFFICER

THE ARRANGER

OVERSEA-CHINESE BANKING CORPORATION LIMITED

Address:    65 Chulia Street #10-00
            OCBC Centre
            Singapore 049513

Fax No:     6536 9327 / 6536 6449

Attention:  Avril Ng / Richard Lee

By:         /s/ GEORGE LEE LAP WAH
            HEAD, GROUP INVESTMENT BANKING

SUMITOMO MITSUI BANKING CORPORATION

Address:    3 Temasek Avenue #06-01 Centennial Tower
            Singapore 039190

Fax No:     6882 0514

Attention:  Benson Chua, VP / Wendy Theseira, VP

By:         /s/ HIROSHI KOBAYASHI
            GENERAL MANAGER, DEBT CAPITAL MARKETS DEPARTMENT

THE ORIGINAL LENDERS

OVERSEA-CHINESE BANKING CORPORATION LIMITED

Address:    65 Chulia Street #10-00
            OCBC Centre
            Singapore 049513

Fax No:     6536 9327 / 6536 6449

Attention:  Avril Ng / Richard Lee

By:         /s/ GOH CHONG THENG

SUMITOMO MITSUI BANKING CORPORATION, SINGAPORE BRANCH

Address:    3 Temasek Avenue #06-01 Centennial Tower
            Singapore 039190

Fax No:     6882 0490

Attention:  Ivan Chua, VP / Steven Ho, VP

By:         /s/ MASAMI TASHIRO
            DIRECTOR AND GENERAL MANAGER

THE AGENT

SUMITOMO MITSUI BANKING CORPORATION, SINGAPORE BRANCH

Address:    3 Temasek Avenue #06-01 Centennial Tower
            Singapore 039190

Fax No:     6882 0490

Attention:  Ivan Chua, VP / Steven Ho, VP

By:         /s/ MASAMI TASHIRO
            DIRECTOR AND GENERAL MANAGER